Exhibit 99.1



                    WellCare Announces Third Quarter Results



    TAMPA, Fla.--(BUSINESS WIRE)--Nov. 1, 2005--WellCare Health Plans, Inc. (NYSE: WCG):

    -- Third quarter revenues grew to $495.5 million, representing 32% growth year-over-year

    -- Membership increased to 862,000, representing 17% growth year-over-year

    -- Medicare membership grew 10% in the third quarter and 41% for the first nine months

    -- Net income from core operations grew 17.4% over prior year net income to $19.7 million

    -- Adjusted cash flows from operations were 2.9x net income for the quarter

    --  Days claims payable were stable at 53 days

    -- Announced launch of national prescription drug plan (PDP) program

    -- Increasing Q4 and full year 2005 guidance and establishing 2006 EPS guidance of $2.50

    WellCare Health Plans, Inc. (NYSE: WCG) today announced that net income from core operations for the third quarter of 2005 increased 17.4% to $19.7 million, or $0.50 per diluted share, based on 39.7 million weighted average shares outstanding, compared with net income of $16.8 million, or $0.45 per diluted share, in the prior year period. The Company also reported GAAP net income of $16.3 million for the third quarter of 2005, or $0.41 per diluted share, after incurring pre-tax administrative expenses of $5.6 million, or $0.09 per diluted share after tax, related to the launches of the Company's Georgia and prescription drug plan (PDP) new business initiatives. Total revenues for the third quarter of 2005 increased 32% to $495.5 million compared with $374.6 million for the third quarter of 2004. See "Supplemental Information" below and the accompanying reconciliation of the Company's net income from core operations and net income from core operations per diluted share, which excludes expenses related to the Company's Georgia and PDP initiatives, to its GAAP net income and GAAP net income per diluted share.
    "We are very pleased with our third quarter performance, and we are proud to deliver superior results in the key growth, earnings and cash flow measures for our business," said Todd S. Farha, President and Chief Executive Officer of WellCare. "Our Medicaid business is vibrant with membership growth and medical cost trends in line with our expectations. Our Medicare business continues to expand with 41% growth in the first nine months of the year. While we are preparing for significant new business resulting from our Georgia and PDP initiatives, we are committed to sound execution across all of our operations."

    Results of Operations for the Third Quarter

    Total Revenues: Total revenues for the third quarter of 2005 increased $120.8 million, or 32%, to $495.5 million compared with $374.6 million for the same period last year. Third quarter 2005 revenue increases were principally attributable to the Company's organic membership growth, mix of members between product lines and the demographic mix of membership.
    Medical Benefits Expense: Medical benefits expense for the third quarter of 2005 was $396.1 million, representing 80.7% of premium revenues, compared with $296.7 million, representing 79.4% of premium revenues for the same period last year.
    Selling, General and Administrative Expense: Selling, general and administrative (SG&A) expense was $66.7 million for the third quarter of 2005, representing 13.5% of total revenues, compared with $46.2 million, or 12.3% of total revenues, for the same period last year. The Company continues its investment in Medicare expansion and information technology as well as general spending necessary to support its growth strategy, including its investment in the launches of its Georgia and PDP new business initiatives. Excluding approximately $5.6 million in expenses related to the Georgia and PDP new business initiatives, SG&A expense related to core operations was $61.1 million for the third quarter of 2005, representing 12.3% of total revenues.
    Net Income: Net income from core operations for the third quarter of 2005 was $19.7 million, or $0.50 per diluted share, based on 39.7 million weighted average shares outstanding, compared with net income of $16.8 million, or $0.45 per diluted share, based on 37.6 million weighted average shares outstanding for the same period last year. GAAP net income for the third quarter of 2005 was $16.3 million, or $0.41 per diluted share, after incurring pre-tax administrative expenses of $5.6 million, or $0.09 per diluted share after tax, related to the Company's Georgia and PDP new business initiatives.

    Results of Operations for the Nine Months

    Total Revenues: Total revenues for the first nine months of 2005 increased $370.1 million, or 37%, to $1.4 billion, compared with $997.9 million for the same period last year. For the first nine months of 2005, revenue increases were principally attributable to the Company's organic membership growth, mix of members between product lines, the demographic mix of membership and the Harmony acquisition.
    Medical Benefits Expense: Medical benefits expense for the nine months ended September 30, 2005 was $1.1 billion, representing 81.6% of premium revenues, compared with $812.0 million, representing 81.6% of premium revenues for the same period last year.
    Selling, General and Administrative Expense: SG&A expense was $177.0 million for the first nine months of 2005, representing 12.9% of total revenues, compared with $122.1 million, or 12.2% of total revenues, for the same period last year. Excluding approximately $6.7 million of administrative expenses related to the PDP and Georgia initiatives, SG&A expense related to core operations was $170.3 million for the first nine months of 2005, representing 12.4% of total revenues.
    Net Income: Net income from core operations for the nine months ended September 30, 2005, was $45.2 million, or $1.15 per diluted share, based on 39.1 million weighted average shares outstanding, compared with net income of $31.6 million, or $1.07 per diluted share, based on 29.4 million weighted average shares outstanding for the same period last year. GAAP net income for the nine months ended September 30, 2005, was $41.1 million, or $1.05 per diluted share, after incurring pre-tax administrative expenses of $6.7 million, or $0.10 per diluted share after tax, related to the Company's Georgia and PDP new business initiatives.

    Balance Sheet and Cash Flow Highlights

    As of September 30, 2005, the Company had cash and cash equivalents of $436.1 million as well as investments classified as current assets of $178.4 million. For the nine month period ended September 30, 2005, the Company's net cash provided by operations was $172.2 million on a GAAP basis, which does not include adjustments for the timing of receipt of premiums from our government partners. On an adjusted basis, excluding the cash provided by the change in unearned premiums of $74.8 million and the cash used in the change in premiums receivable of $4.0 million, net cash provided by operations was $101.4 million, or 2.5x net income, for the nine month period ended September 30, 2005.
    Days in claims payable was 53 at the end of the third quarter of 2005 compared with 53 at the end of the second quarter of 2005 and 55 at the end of the third quarter of 2004.


Membership and Other Operating Statistics:

                                                   Sept. 30, Sept. 30,
                                                     2005      2004
                                                   --------  --------
Florida                                             546,000   527,000
Illinois                                             97,000    63,000
Indiana                                              94,000    45,000
New York                                             89,000    66,000
Connecticut                                          35,000    33,000
Louisiana                                             1,000      --
                                                   --------  --------
   Total                                            862,000   734,000
                                                   ========  ========

                                                   Sept. 30, Sept. 30,
                                                     2005      2004
                                                   --------  --------
TANF                                                633,000   524,000
S-CHIP                                               80,000    95,000
SSI                                                  61,000    57,000
FHP                                                  23,000    14,000
Medicare                                             65,000    44,000
                                                   --------  --------
  Total                                             862,000   734,000
                                                   ========  ========


                               Three Months Ended   Nine Months Ended
                                  September 30,       September 30,
                               ------------------  ------------------
                                 2005      2004      2005       2004
                               --------  --------  --------  --------
Medical Benefits Ratio             80.7%     79.4%     81.6%     81.6%
SG&A Expense Ratio                 13.5%     12.3%     12.9%     12.2%
Adjusted SG&A Expense Ratio
 (excluding GA and PDP expenses)   12.3%     12.3%     12.4%     12.2%

                                                   Sept. 30, June 30,
                                                     2005      2005
                                                   --------  --------
   Days in Claims Payable                                53        53


    Growth Initiatives

    Medicare Prescription Drug Plan Benefits. On September 23, 2005, the Company received formal approval from the Centers for Medicare & Medicaid Services (CMS) to provide stand-alone prescription drug plans under Medicare Part D in all 34 PDP regions beginning in January 2006. In addition, the Company received notification from CMS that it will be eligible to receive auto-assignment of Medicare dual-eligibles into its stand-alone PDPs in 33 of those 34 PDP regions, with Arizona being the sole exception.
    The Company incurred pre-tax administrative expenses of $4.6 million, or $0.07 per diluted share after tax, related to infrastructure, technology and systems to manage its new PDP products. These expenses negatively impacted the Company's net income in the second and third quarters of 2005, and the Company expects to incur approximately $22 to $30 million in pre-tax PDP-related administrative expenses in the fourth quarter of 2005.
    Georgia Expansion. In July 2005, the Company was awarded Medicaid managed care contracts by the Georgia Department of Community Health
(DCH), pursuant to which DCH will transition approximately 1.1 million Medicaid and S-CHIP beneficiaries to Medicaid managed care plans beginning on April 1, 2006. In March 2005, the Company was also awarded a contract by CMS to offer Medicare services to beneficiaries in Fulton and DeKalb counties in Georgia, which represent 140,000 eligible enrollees. The Company incurred pre-tax administrative expenses of $1.1 million, or $0.02 per diluted share after tax, related to the Georgia expansion in the third quarter of 2005 and expects to incur approximately $3 to $5 million in pre-tax Georgia-related administrative expenses during the fourth quarter of 2005.

    Guidance

    The Company is raising its 2005 guidance due to the continued strong performance of its business.

    For the fourth quarter of 2005, the Company expects:

    --  revenues of $495 million;

    --  net income from core operations of $20 to $21 million; and

    -- net income from core operations per diluted share of $0.50 to $0.53, based on 39.8 million weighted average shares outstanding.

    For calendar year 2005, the Company now expects:

    --  revenues of $1.86 billion;

    --  net income from core operations of $65 to $66 million; and

    -- net income from core operations per diluted share of $1.65 to $1.67, assuming 39.5 million weighted average shares outstanding.

    See "Supplemental Information" below and the accompanying reconciliation of the Company's non-GAAP guidance to GAAP guidance. For the fourth quarter of 2005, the Company expects GAAP results ranging from a net loss of $1.3 million to net income of $5.8 million, or a loss of $0.03 per diluted share to earnings of $0.15 per diluted share. For the full year of 2005, the Company expects GAAP net income to range from $39.7 million to $46.7 million, or $1.00 per diluted share to $1.18 per diluted share.
    The Company is also formally establishing full-year 2006 guidance, which replaces all previously issued 2006 guidance and includes the Company's Georgia and PDP new business initiatives. This guidance does not include the impact of FAS 123(R) on the Company's 2006 net income and earnings per share.

    For calendar year 2006, the Company expects:

    --  revenues of $3 billion;

    --  net income of $100 million; and

    -- net income per diluted share of $2.50, based on 40.0 million weighted average shares outstanding.

    "While 2005 has been a year of significant progress for our Company, we look forward to new opportunities in 2006," said Mr. Farha. "The strong performance in our core operations, along with the PDP and Georgia initiatives, leads us to expect 50% growth in our overall business."

    Conference Call

    The live broadcast of WellCare's third quarter conference call will begin at 9:30 a.m. Eastern time on November 2, 2005. A 30-day online replay will be available beginning approximately one hour following the conclusion of the live broadcast. A link to the live broadcast and online replay can be found on the Company's website at www.wellcare.com, under the Investor Relations section, or at www.earnings.com.

    Supplemental Information

    In addition to reporting financial results in accordance with GAAP, the Company provides information regarding net income from core operations, net income from core operations per diluted share and SG&A expense related to core operations as additional information about its operating results. The Company defines net income from core operations as GAAP net income less expenses related to the Company's Georgia and PDP expansion opportunities. The Company defines SG&A expense related to core operations as GAAP SG&A expense less expenses related to the Company's Georgia and PDP initiatives. These measures are not prepared in accordance with, or as an alternative to, GAAP.
    The Company's management believes that these non-GAAP financial measures provide useful information to management, analysts and investors to facilitate internal and external comparisons to the Company's historical operating results and financial condition. Management uses these measures in evaluating business trends, in making operating decisions and for budget planning purposes. These measures should be considered in addition to, not as a substitute for, or superior to, net income and SG&A expense or other measures of financial performance prepared in accordance with GAAP.
    The Company also reports cash provided by operations on a non-GAAP basis to exclude cash provided by the change in unearned premiums and cash used in the change in premiums and other receivables. The Company believes that excluding changes in unearned premiums and premiums and other receivables is a better measure of cash flow from operations, as these changes are strictly a function of the timing of cash receipts from federal and state agencies at the end of a period.
    The non-GAAP financial measures have been reconciled to the most directly comparable GAAP measure in the accompanying tables and elsewhere in this press release.

    About WellCare Health Plans, Inc.

    WellCare Health Plans, Inc. provides managed care services targeted exclusively to government-sponsored healthcare programs, focusing on Medicaid and Medicare. Headquartered in Tampa, Florida, WellCare serves approximately 862,000 members in Florida, New York, Connecticut, Illinois, Indiana, Louisiana and Georgia. WellCare will provide stand-alone prescription drug plans on a national basis under the Medicare prescription drug program commencing January 1, 2006. For more information about WellCare, please visit the Company's website at www.wellcare.com.

    Cautionary Statement Regarding Forward-Looking Statements

    This release contains "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as "may," "will," "should," "expects," "anticipates," "intends," "plans," "believes," "estimates," "predicts," "potential," "continues" and similar expressions are forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual future results to differ materially from those projected or contemplated in the forward-looking statements. These risks and uncertainties include, but are not limited to: the potential expiration, cancellation or suspension of the Company's state or federal contracts; the Company's lack of prior operating history, including lack of experience with network providers and health benefits management, in expansion markets, including Georgia; the Company's lack of prior operating history in the PDP business and potential inability to accurately predict the number of new members in the Company's PDP programs, including those who enroll through affirmative choice as well as through auto-assignment; the Company's ability to accurately predict and effectively manage health benefits and other operating expenses; the potential for confusion in the marketplace concerning PDP programs resulting from, among other things, the proliferation of health care options facing Medicare beneficiaries and the complexity of the PDP offerings, including the benefit structures; the potential that the Company will receive inquiries regarding the Company's PDP programs in excess of its ability to service such inquiries; the Company's ability to accurately estimate incurred but not reported medical costs; risks associated with future changes in healthcare laws, including repeal or modification of the Medicare Modernization Act of 2003 or any portion thereof; potential reductions in funding for government healthcare programs, including reductions in funding resulting from the escalating costs of prescription drugs; risks associated with periodic government reimbursement rate adjustments, the timing of the CMS risk-corridor payments to PDP providers and the accounting treatment for the PDP program; the Company's ability to develop processes and systems to support its operations and future growth; regulatory changes and developments, including potential marketing restrictions or sanctions and premium recoupment; potential fines, penalties or operating restrictions resulting from regulatory audits, examinations, investigations or other inquiries; risks associated with the Company's acquisition strategy; risks associated with the Company's efforts to expand into additional states and counties; risks associated with the Company's substantial debt obligations; and risks associated with the Company's rapid growth, including the Company's ability to attract and retain qualified management personnel. Additional information concerning these and other important risks and uncertainties can be found under the headings "Forward-Looking Statements" and "Risk Factors" in the Company's Registration Statement on Form S-1, filed with the Securities and Exchange Commission in June 2005, which contain discussions of the Company's business and the various factors that may affect it. The Company specifically disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.


                      WELLCARE HEALTH PLANS, INC.
            RECONCILIATION BETWEEN NET INCOME, AS REPORTED
            UNDER GAAP, AND NET INCOME FROM CORE OPERATIONS
             (Unaudited, in thousands, except share data)

                                 For the Three Months Ended
                                      September 30, 2005
                       ----------------------------------------------
                                         Adjusted For         Core
                          GAAP         PDP       Georgia   Operations
                       ----------  ----------  ----------  ----------
Revenues:
 Premium                 $490,902        --          --      $490,902
 Investment and
  other income              4,553        --          --         4,553
                       ----------  ----------  ----------  ----------
  Total revenues          495,455        --          --       495,455
                       ----------  ----------  ----------  ----------

Expenses:
 Medical benefits         396,111        --          --       396,111
 Selling, general
  and administrative       66,674      (4,552)     (1,058)     61,064
 Depreciation and
  amortization              2,286        --          --         2,286
 Interest                   3,630        --          --         3,630
                       ----------  ----------  ----------  ----------
  Total expenses          468,701      (4,552)     (1,058)    463,091
                       ----------  ----------  ----------  ----------

Income before
 income taxes              26,754       4,552       1,058      32,364
Income tax expense         10,459       1,775         413      12,647
                       ----------  ----------  ----------  ----------
Net income                $16,295      $2,777        $645     $19,717
                       ==========  ==========  ==========  ==========

Net income per
 share, diluted             $0.41       $0.07       $0.02       $0.50
                       ==========  ==========  ==========  ==========

                                  For the Nine Months Ended
                                      September 30, 2005
                       ----------------------------------------------
                                        Adjusted For          Core
                          GAAP         PDP       Georgia   Operations
                       ----------  ----------  ----------  ----------
Revenues:
 Premium               $1,356,956        --          --    $1,356,956
 Investment and
  other income             11,056        --          --        11,056
                       ----------  ----------  ----------  ----------
  Total revenues        1,368,012        --          --     1,368,012
                       ----------  ----------  ----------  ----------

Expenses:
 Medical benefits       1,106,841        --          --     1,106,841
 Selling, general
  and administrative      177,015      (5,652)     (1,058)    170,305
 Depreciation and
  amortization              6,376        --          --         6,376
 Interest                  10,401        --          --        10,401
                       ----------  ----------  ----------  ----------
  Total expenses        1,300,633      (5,652)     (1,058)  1,293,923
                       ----------  ----------  ----------  ----------

Income before
 income taxes              67,379       5,652       1,058      74,089
Income tax expense         26,290       2,204         413      28,907
                       ----------  ----------  ----------  ----------
Net income                $41,089      $3,448        $645     $45,182
                       ==========  ==========  ==========  ==========

Net income per
 share, diluted            $1.05       $0.09       $0.02       $1.15
                       ==========  ==========  ==========  ==========

                      WELLCARE HEALTH PLANS, INC.
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME
           (Unaudited, in thousands, except per share data)

                         Three Months Ended      Nine Months Ended
                            September 30,           September 30,
                       ----------------------  ----------------------
                          2005        2004        2005        2004
                       ----------  ----------  ----------  ----------
Revenues:
 Premium                 $490,902    $373,625  $1,356,956    $995,615
 Investment and
  other income              4,553       1,019      11,056       2,296
                       ----------  ----------  ----------  ----------
 Total revenues           495,455     374,644   1,368,012     997,911
                       ----------  ----------  ----------  ----------

Expenses:
 Medical benefits         396,111     296,737   1,106,841     811,956
 Selling, general
  and administrative       66,674      46,164     177,015     122,076
 Depreciation and
  amortization              2,286       1,916       6,376       5,601
 Interest                   3,630       2,915      10,401       7,026
                       ----------  ----------  ----------  ----------
 Total expenses           468,701     347,732   1,300,633     946,659
                       ----------  ----------  ----------  ----------

Income before
 income taxes              26,754      26,912      67,379      51,252
Income tax expense         10,459      10,119      26,290      19,701
                       ----------  ----------  ----------  ----------
Net income                $16,295     $16,793     $41,089     $31,551
                       ==========  ==========  ==========  ==========

Net income per share:
 Basic                      $0.43       $0.48       $1.09       $1.18
 Diluted                    $0.41       $0.45       $1.05       $1.07

Weighted average common
 shares outstanding:
  Basic                37,848,513  35,093,632  37,559,719  26,767,093
  Diluted              39,668,723  37,611,428  39,140,583  29,417,475


                      WELLCARE HEALTH PLANS, INC.
                 CONDENSED CONSOLIDATED BALANCE SHEETS
             (Unaudited, in thousands, except share data)

                                                Sept. 30,   Dec. 31,
                                                  2005        2004
                                               ----------  ----------
                                ASSETS
Current Assets:
 Cash and cash equivalents                       $436,084    $397,627
 Investments                                      178,403      75,515
 Premiums and other receivables, net               56,167      52,170
 Prepaid expenses and other current assets          7,033       6,119
 Income taxes receivable                             --         1,615
 Deferred income taxes                             19,195      15,362
                                               ----------  ----------
  Total current assets                            696,882     548,408

Property and equipment, net                        29,526      12,587
Goodwill                                          185,779     180,848
Other intangibles, net                             22,854      25,441
Restricted investment assets                       36,595      31,473
Other assets                                          111         279
                                               ----------  ----------
TOTAL ASSETS                                     $971,747    $799,036
                                               ==========  ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
 Medical benefits payable                        $228,712    $190,595
 Unearned premiums                                138,252      63,449
 Income taxes payable                               3,308        --
 Accounts payable and accrued expenses             46,188      35,520
 Current portion of long-term debt                  1,600       1,600
                                               ----------  ----------
  Total current liabilities                       418,060     291,164

Notes payable to related party                     25,000      25,000
Long-term debt                                    155,821     156,901
Accrued interest                                      881        --
Deferred income taxes                              16,110      14,818
Other liabilities                                   2,667       2,522
                                               ----------  ----------
  Total liabilities                               618,539     490,405

Commitments and contingencies

Stockholders' Equity:
 Preferred Stock, $0.01 par value (20,000,000
  authorized, no shares issued or outstanding)
 Common Stock, $0.01 par value (100,000,000
  authorized, 39,224,921 and 38,590,655 shares
  issued and outstanding at September 30, 2005
  and December 31, 2004, respectively)                392         386
 Paid-in capital                                  234,266     230,804
 Retained earnings                                118,533      77,444
 Accumulated other comprehensive
  income (expense)                                     17          (3)
                                               ----------  ----------
  Total stockholders' equity                      353,208     308,631
                                               ----------  ----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $971,747    $799,036
                                               ==========  ==========


                      WELLCARE HEALTH PLANS, INC.
            CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                       (Unaudited, in thousands)

                                                  Nine Months Ended
                                                    September 30,
                                                  2005        2004
                                               ----------  ----------
Cash from operating activities:
 Net income                                       $41,089     $31,551
 Adjustments to reconcile net income to
  net cash provided by operating activities:
   Depreciation and amortization expense            6,376       5,601
   Disposal of property and equipment                 (42)       --
   Realized losses (gains) on investments              20          (2)
   Equity-based compensation expense                2,698       1,713
   Accreted interest                                  120         338
   Deferred taxes, net                             (2,541)     (2,256)
   Deferred rent expense                              289        --
   Provision for doubtful receivables                --         1,789
   Net gain on loan prepayment                       --        (2,697)
   Changes in operating accounts, net of
    effect of acquisition:
     Premiums and other receivables                (3,997)    (22,144)
     Prepaid expenses and other current assets       (786)     (7,714)
     Medical benefits payable                      38,117      11,029
     Unearned premiums                             74,803      (9,657)
     Accounts payable and accrued expenses         11,628       1,119
     Accrued interest                                (468)       (598)
     Taxes payable                                  4,923      17,539
     Other liabilities                                (53)       (168)
                                                ---------   ---------
Net cash provided by operating activities         172,176      25,443
                                                ---------   ---------

Cash from investing activities:
 Purchase of business                              (5,931)    (36,542)
 Proceeds from sale and maturities
  of investments, net                              41,148       8,728
 Purchases of investments                        (144,036)   (119,776)
 Purchases and depositions
  of restricted investments                        (5,122)     (8,435)
 Additions to property and equipment, net         (19,529)     (4,471)
                                                ---------   ---------
Net cash used in investing activities            (133,470)   (160,496)
                                                ---------   ---------

Cash from financing activities:
 Contribution of capital                             --            95
 Proceeds from options exercised                      951        --
 Proceeds from debt issuance, net                    --       159,200
 Payments on debt                                  (1,200)   (108,433)
 Proceeds from initial public offering, net          --       112,295
                                                ---------   ---------
Net cash (used in) provided by
 financing activities                                (249)    163,157
                                                ---------   ---------
Net increase in cash and cash equivalents          38,457      28,104
Cash and cash equivalents
 at beginning of period                           397,627     237,321
                                                ---------   ---------
Cash and cash equivalents at end of period       $436,084    $265,425
                                                =========   =========
Supplemental disclosures of
 cash flow information:
Cash paid for taxes                               $23,888      $4,925
                                                =========   =========
Cash paid for interest                             $9,756      $8,691
                                                =========   =========


                      WELLCARE HEALTH PLANS, INC.
                        GUIDANCE RECONCILIATION
           (Unaudited, in thousands, except per share data)

                         Fourth Quarter 2005

                                                   Core Operations
                                               ----------------------
                                                 Low        High
                                               ----------  ----------

Total revenues                                   $495,000     495,000
Total expenses                                    462,200     460,500
                                               ----------  ----------

Pre-tax income                                     32,800      34,500
Tax expense                                       (12,800)    (13,500)
                                               ----------  ----------
Net income                                        $20,000     $21,000
                                               ==========  ==========
Net income per
 diluted share                                      $0.50       $0.53
                                               ==========  ==========

                                        Adjusted For
                       ----------------------------------------------
                                 PDP                  Georgia
                       ---------------------- -----------------------
                           Low        High         Low        High
                       ----------  ----------  ----------  ----------

Total revenues              $--         $--          $--         $--
Total expenses             30,000      22,000       5,000       3,000
                       ----------  ----------  ----------  ----------

Pre-tax income            (30,000)    (22,000)     (5,000)     (3,000)
Tax expense                11,700       8,600       2,000       1,200
                       ----------  ----------  ----------  ----------
Net income               $(18,300)   $(13,400)    $(3,000)    $(1,800)
                       ==========  ==========  ==========  ==========

                                                        GAAP
                                               ----------------------
                                                   Low         High
                                               ----------  ----------

Total revenues                                   $495,000    $495,000
Total expenses                                    497,200     485,500
                                               ----------  ----------

Pre-tax income                                     (2,200)      9,500
Tax expense                                           900      (3,700)
                                               ----------  ----------
Net income                                        $(1,300)     $5,800
                                               ==========  ==========
Net income per
 diluted share                                     $(0.03)      $0.15
                                               ==========  ==========


                            Full Year 2005

                                                    Core Operations
                                               ----------------------
                                                   Low        High
                                               ----------  ----------

Total revenues                                 $1,860,000  $1,860,000
Total expenses                                  1,753,500   1,751,800
                                               ----------  ----------

Pre-tax income                                    106,500     108,200
Tax expense                                       (41,500)    (42,200)
                                               ----------  ----------

Net income                                        $65,000     $66,000
                                               ==========  ==========

Net income per
 diluted share                                      $1.65       $1.67
                                               ==========  ==========


                                      Adjusted For
                                PDP                   Georgia
                       ----------------------  ----------------------
                          Low        High         Low        High
                       ----------  ----------  ---------   ----------

Total revenues              $--         $--          $--         $--
Total expenses             35,600      27,600       6,100       4,100
                       ----------  ----------  ----------  ----------

Pre-tax income            (35,600)    (27,600)     (6,100)     (4,100)
Tax expense                14,000      10,800       2,400       1,600
                       ----------  ----------  ----------  ----------

Net income               $(21,600)   $(16,800)    $(3,700)    $(2,500)
                       ==========  ==========  ==========  ==========


                                                        GAAP
                                               ----------------------
                                                  Low         High
                                               ----------  ----------

Total revenues                                 $1,860,000  $1,860,000
Total expenses                                  1,795,200   1,783,500
                                               ----------  ----------

Pre-tax income                                     64,800      76,500
Tax expense                                       (25,100)    (29,800)
                                               ----------  ----------

Net income                                        $39,700     $46,700
                                               ==========  ==========

Net income per
 diluted share                                      $1.00       $1.18
                                               ==========  ==========



    CONTACT: WellCare Health Plans, Inc.
             Thad Waugh, 813-865-1284
             thad.waugh@wellcare.com